                                                                   EXHIBIT 10.34

                             COINSURANCE AGREEMENT

     THIS COINSURANCE AGREEMENT is made and entered into by and between SAVERS LIFE INSURANCE COMPANY, a North Carolina domestic health insurance company of Winston-Salem, North Carolina, referred to herein as "Savers" or the "Ceding Company" and WORLD INSURANCE COMPANY, a Nebraska domestic health insurance company of Omaha, Nebraska, referred to herein as "World".

     WHEREAS, Savers has issued certain individually underwritten health and accident insurance policies, which are more specifically described hereinafter in Exhibit A; and

     WHEREAS, subject to the terms and conditions hereinafter set forth, Savers desires to cede and reinsure to World, and World desires to coinsure from Savers, the Ceding Company, on a 100% coinsurance basis the policies referred to in Exhibit A, attached hereto and by reference made a part hereof.

     NOW, THEREFORE, in consideration of the premises and the mutual promises of the parties hereto, they hereby covenant and agree as follows.

                                   ARTICLE 1

                                 EFFECTIVE DATE

     1.1 DATE. This Coinsurance Agreement shall be effective as of 12:01 a.m. on July 1, 1997, which time and date shall be referred to herein as the "Effective Date".

                                   ARTICLE 2

                 COINSURED POLICIES/REPRESENTATIONS OF PARTIES

     2.1 DESCRIPTION OF COINSURED POLICIES. Subject to the provisions of Paragraph 5.1 below, the Ceding Company hereby assigns, transfers, sets over, cedes and reinsures to World, and World hereby reinsures on a 100% coinsurance basis from the Ceding Company, together with all rights, duties, risks, liabilities and obligations relating thereto and all reserves and unpaid claims existing at the Effective Date, those policies described in Exhibit A hereof, referred to herein as the "Coinsured Policies".

     2.2 REPRESENTATION OF POLICIES BY CEDING COMPANY. Ceding Company represents to the best of its knowledge and belief that the Coinsured Policies described in the attached Exhibit A are the only policies to be covered by this Coinsurance Agreement plus any policies reinstated by the Ceding Company before the Effective Date. The parties hereto agree that they shall make appropriate adjustments between themselves with respect to any such reinstated policies.

     2.3 OTHER REPRESENTATIONS OF CEDING COMPANY. The Ceding Company represents to the best of its knowledge and belief, that the representations below are true and correct as of the Effective Date and shall also be true and correct as of the Closing Date:

          a. Except for any outstanding and effective reinsurance treaties, no person, firm or corporation has any claims, liens, judgments or right of action, legal or equitable, against or in any assets transferred to World under the terms of this Coinsurance Agreement.

        b. The Coinsured Policies/Forms as set forth in Exhibit A attached hereto are in force.

        c. The Ceding Company is a corporation duly organized and validly existing in good standing under the laws of the State of North Carolina and is in good standing as an authorized insurer in each jurisdiction where it requires such qualification. Ceding Company has the corporate power and authority to carry on its business substantially as it is now being conducted.

          d. The Coinsured Policies/Forms set forth in Exhibit A hereof were written, issued and maintained in full compliance with state and federal laws and regulations.

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

          e. The Ceding Company has the requisite corporate power and authority and has taken all corporate action necessary to execute and deliver this Coinsurance Agreement and to consummate the transactions contemplated hereby. This Coinsurance Agreement has been validly executed and delivered by the Ceding Company and is a valid and binding agreement of the Ceding Company, enforceable against the Ceding Company in accordance with its terms.

     2.4 REPRESENTATIONS OF WORLD. World represents to the best of its knowledge and belief, that the representations below are true and correct as of the Effective Date and shall also be true and correct as of the Closing Date:

          a. World is a corporation duly organized and validly existing in good standing under the laws of the State of Nebraska and is in good standing as an authorized insurer in each jurisdiction where it requires such qualification. World has the corporate power and authority to carry on its business substantially as it is now being conducted.

          b. World has the requisite corporate power and authority and has taken all corporate action necessary to execute and deliver this Coinsurance Agreement and to consummate the transactions contemplated hereby. This Coinsurance Agreement has been validly executed and delivered by World and is a valid and binding agreement of World, enforceable against World in accordance with its terms.

     2.5 COINSURANCE BASIS. Savers and World acknowledge and agree that the reinsurance provided herein is on a 100% coinsurance basis. World agrees to assume, carry out and perform all of the duties, obligations and liabilities under the Coinsured Policies, subject, however, to the same rights, offsets, counter-claims, cross-actions and defenses that are or may be possessed by Savers, the Ceding Company. It is expressly understood that no such offsets, counter-claims, cross-actions or defenses are or shall be waived, but that the same are expressly preserved and that World shall be duly subrogated thereto, whether the same be known to exist or are hereafter discovered.

     2.6. PREMIUM PAYMENT, NEGOTIATION OF CHECKS. Upon and after the Effective Date, (i) all premium payments under the Coinsured Policies shall be the sole property of World and not of any liquidator, rehabilitator, receiver or other statutory successor of Savers; and (ii) any premium payment received by Savers shall be promptly remitted to World without diminution on account of the insolvency of Savers. After the Effective Date, World shall be authorized to endorse for payment all checks, drafts and money orders payable to Savers with respect to premiums payable on the Coinsured Policies. After the Effective Date, Savers hereby assigns to World all of its rights and privileges to draft or debit the accounts of any policyholders for premiums due under the Coinsured Policies pursuant to existing pre-authorized bank draft or electronic fund transfer arrangements between Savers and such policyholders.

                                   ARTICLE 3

                                     CLAIMS

     3.1 HANDLING OF CLAIMS. As of the Effective Date and subject to the provisions hereof, World does hereby assume all the rights, liabilities and obligations of the Ceding Company, including, but not limited to, claims and obligations of the Ceding Company as to the Coinsured Policies. At and after the Effective Date, the Ceding Company shall have no liability except to the extent otherwise specifically set forth herein, of any kind or character with respect to the Coinsured Policies. Prior to the Effective Date, the Ceding Company is responsible to investigate and pay, deny or settle and bear the expense (including legal expenses) of all claims and any and all liability incurred under the Coinsured Policies. World assumes no responsibility for any liability of any kind, including claims, for actions taken by the Ceding Company prior to the Effective Date.

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

                                   ARTICLE 4

                                   LIABILITY

     4.1 PRIOR TO EFFECTIVE DATE. The Ceding Company agrees to retain control of and responsibility for any item of liability of itself or its agents or brokers arising from any litigation, unfair practices complaints, insurance department complaints or regulatory proceeding relating to any of the Coinsured Policies, which was filed, asserted, alleged or arose prior to the Effective Date. Such responsibility includes the Ceding Company being liable for all legal expenses incurred after the Effective Date and all amounts payable in settlement of such litigation or dispute or any judgment arising from the prosecution of such litigation or dispute. The Ceding Company does hereby retain full obligation for all agent commissions, production, persistency and other bonuses earned or claims prior to the Effective Date with respect to the Coinsured Policies. Similarly, the Ceding Company does hereby also retain all dividend obligations, if any, related to the Coinsured Policies. Exhibit B contains all known claims of this type.

     4.2 AFTER EFFECTIVE DATE. World will be responsible for all payments to agents due or to become due with respect to the Coinsured Policies generated or earned subsequent to the Effective Date. This responsibility shall include, but not be limited to, the calculation of commissions due, bonuses, payment thereof, record-keeping, withholding and/or reporting as may be necessary and any and all other acts required to properly pay, account for and report all payments to agents. The Ceding Company and World shall cooperate with each other in the exchange of information necessary for the payment and reporting of any such payments.

     4.3 RESOLUTION OF DISPUTES. The Ceding Company agrees as part of any settlement of any such litigation or regulatory proceeding, to issue, reinstate, continue, or place any policy in force, which policy would have been covered by this Coinsurance Agreement. Such policy will be reinsured under this Coinsurance Agreement when the litigation or regulatory proceeding has been resolved, the parties have mutually agreed upon the appropriate reserve, if any, for such policy to be transferred, and the appropriate reserve, if any, for such policy has been transferred by the Ceding Company to World.

     4.4 ACTIONS ON OR AFTER EFFECTIVE DATE. If any legal or regulatory actions are threatened or filed in connection with any of the Coinsured Policies on or after the Effective Date, the parties agree to provide each other with prompt notice thereof, within such time period as would allow the appropriate party the opportunity to answer, appear or to take any action necessary or to avoid a default judgment. The parties agree to cooperate with each other with respect to any legal or regulatory actions, whether threatened or actual.

     4.5 TAXES. World shall have full responsibility for any tax liability relating to the Coinsured Policies for all taxable periods or portions thereof beginning after the Effective Date. World further agrees to maintain on and after the Closing Date all reserves and liabilities on the Coinsured Policies as required by the laws of the states which have jurisdiction over the Coinsured Policies.

     The Ceding Company shall be responsible for and shall pay all premium taxes on the Coinsured Policies which accrue prior to the Effective Date. World shall reimburse Ceding Company for all premium taxes paid by the Ceding Company on the Coinsured Policies which accrued on or after the Effective Date and which were paid by the Ceding Company.

     The Ceding Company also agrees to provide necessary financial data to World with regard to the Coinsured Policies, as of the Effective Date, to support Federal Income Tax filing needs and requirements of World. Such information should be consistent with information comparable to that used in Ceding Company's 1995 and 1996 Federal Income Tax returns.

                                   ARTICLE 5

                             ERRORS AND OVERSIGHTS

     5.1 PROCEDURE. Each party to this Coinsurance Agreement will act reasonably to comply with its terms. Clerical errors and oversights occasioned in good faith in carrying out this Coinsurance Agreement will not prejudice either party, and will be rectified promptly on an equitable basis.

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

                                   ARTICLE 6

                               TRANSFER OF FILES

     6.1 CURRENT FILES. All original customer policy files and all policy approval and medical review files or suitable copies thereof (in the form of paper copies or on microfiche or in the form of electronically stored computer data) relating to the Coinsured Policies, including but not limited to, files containing information concerning sales, policyowner service, reinsurance contracts, policy and form approval information, underwriting, policy issue information, premiums, unearned premiums, return premiums, reserves and, if requested by World, closed claims, shall be delivered by the Ceding Company to World before the date the administration of the Coinsured Policies transfers from the Ceding Company to World or at such other time and place as may be mutually agreed to by the parties. All other claim files or all necessary claim information shall be transferred to World by the Ceding Company on an as needed, and as requested, basis.

     6.2 CLOSED FILES. Copies of all closed claim files may be retained by the Ceding Company and it agrees that World may copy, at its expense, any of the files so retained or World may request that the Ceding Company provide to World copies of such transferred files at World's expense. The retention of these files by the Ceding Company shall be not less than four (4) years from the Effective Date of this Agreement.

                                   ARTICLE 7

                                  ARBITRATION

     7.1 DUTY OF ARBITRATOR. All differences between the Ceding Company and World on which agreement cannot be reached will be settled by arbitration. The arbitrator will determine the interpretation of this Coinsurance Agreement in accordance with usual business and reinsurance practices rather than on a strict technical and legal basis.

     7.2 SELECTION OF ARBITRATOR. Unless otherwise agreed upon in writing by the parties, an independent arbitrator will be appointed by the American Arbitration Association or its successor organization. Rules and procedures of any such arbitration shall be according to the latest rules of the American Arbitration Association for commercial arbitration. The place of meeting will be Omaha, Nebraska, unless otherwise agreed by the parties. Upon request from either party, the arbitrator will issue his decision and the basis for such decision in writing. There will be no appeal from the decision of the arbitrator.

     7.3 GOVERNING LAW. The provisions of this article relate to all aspects of this Coinsurance Agreement, including its formation and execution, and shall survive the termination of this Coinsurance Agreement. The laws of the State of Nebraska will govern all questions regarding the interpretation and application of this Coinsurance Agreement in the event of arbitration.

     7.4 EXPENSES. Each party will pay its own expenses of arbitration, including the expenses of any outside attorney fee. The parties will share equally the expenses of the arbitrator. Any other costs of the arbitration proceedings will be paid by the party incurring such expenses unless otherwise determined in writing by the arbitrator.

                                   ARTICLE 8

                  COINSURANCE ALLOWANCE FOR COINSURED POLICIES

     8.1 NET FINANCIAL TRANSFER AS OF JUNE 30, 1997. The closing and wire transfer of proceeds for June 30, 1997 will occur no later than September 1, 1997 as follows:

          1. Claim Reserve plus Claim Expense Reserve; plus

          2. Active Life Reserve; plus

          3. Eighty-eight percent (88%) of the Unearned Premium Reserve;

     plus

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

          4. Interest Due (7%); plus

          5. Advance Premium; less

          6. Due Premiums (30 Days or Less Past Due)

Savers will pay World interest of seven percent (7%) per annum on the net cash transferred (at closing) from the Effective Date to the Closing Date.

     8.2 CLOSING DATE. The Closing Date is expected to be no later than September 1, 1997. In the event the closing does not occur on September 1, 1997, interest will continue to accrue at seven percent (7%) per annum.

     8.3 SHORT TERM PROFIT/LOSS SHARING. World and Savers will share equally in profits/losses for incurred loss ratios above or below seventy-five percent (75%). The profit/loss agreement will be for six months from the effective date of our agreement (July, 1997 through December 1997). A final settlement will be made on the Profit/Loss sharing agreement in July of 1998.

          a. Included in incurred claims used in the profit/loss sharing agreement referenced above are paid claims for the reporting period, plus the change in claim reserve, plus outside claim litigation expenses, plus any cost of pre-certification or PPO services, plus any extra contractual settlements or damages incurred from claims subject to the following provisions:

             1) Any extra contractual settlements or benefits paid out of contract as a result of actions relating to claims with a date of loss prior to the effective date of the Coinsurance Agreement and which were handled by the Ceding Company would be the full responsibility of the Ceding Company.

     Items 2) through 5) relate to and define extra contractual settlements or benefits paid out of contract relating to actions after the Effective Date of the Coinsurance Agreement.

             2) Any extra contractual settlements or benefits paid out of contract which involve representations as to how the policy was sold or serviced by a Savers agent would be included in the definition of incurred claims used in the profit/loss sharing agreement.

             3) Any extra contractual settlements or benefits paid out of contract which involve erroneous handling of the claim or claim payment procedures of World which are not considered reasonable will be the responsibility of World. These extra contractual settlements or benefits paid out of contract will not be included as incurred claims in the profit/loss sharing agreement.

             4) Any extra contractual settlements or benefits paid out of contract which does not fall into 2) or 3) above and for which World did follow procedures considered reasonable within the practices of the medical insurance industry will be included as an incurred claim used in the profit/loss sharing agreement.

             5) In the event the Ceding Company and World cannot agree in which category the extra contractual settlement or benefits reside, a single arbitrator will be selected pursuant to Article 7 hereof.

          b. Premiums and claims will be adjusted for all costs of reinsurance.

          c. The claim reserve transferred at the Effective Date will be based on a mutually agreed amount derived from claim run offs and claim histories using an incurred date definition outlined in (f) below. Six months following the Effective Date, the parties will agree on what the actual claim reserve should have been and settle that difference along with interest at seven percent (7%) per annum on the amount. This adjusted reserve will be used in the calculation of the second quarterly profit/loss sharing settlement.

          d. The Ceding Company agrees to use its best efforts to allow World to use the Savers PPO network currently in use for these blocks of business.

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

          e. Because of the ongoing profit/loss sharing arrangement, World encourages any input by the Ceding Company regarding the management of these blocks of business.

          f. For purposes of setting the claim reserves, the definition of incurred dates is the first date of service except for a continuous hospital stay and in that case it is the first day of hospital confinement for as long as hospitalization or its equivalent is required or recommended. This incurred date definition applies to all claims and is not limited to hospital stays.

          g. The Ceding Company will assist in the conversion of the administration and claims system to World's administration and claims system.

          h. In the event that the administration of these blocks of business is transferred to World after the Effective Date of the Coinsurance Agreement, World agrees to pay the Ceding Company $50,000 per month to administer the block of business.

                                   ARTICLE 9

                                  CLOSING DATE

     9.1 DATE. The Closing Date shall be as mutually agreed upon by the parties hereto, but in no event, beyond sixty (60) days after the Effective Date of this Coinsurance Agreement.

                                   ARTICLE 10

                                  TERMINATION

     10.1 FAILURE TO OBTAIN APPROVALS. Termination of this Coinsurance Agreement shall occur upon the failure of either party hereto to obtain the necessary approvals of any appropriate state insurance departments. Also, if more than one hundred twenty (120) days from the Effective Date of this Coinsurance Agreement has elapsed without obtaining the necessary state insurance department approvals, this Coinsurance Agreement shall terminate.

     10.2 COSTS OF TERMINATION. Neither party shall be liable to the other for any costs, expenses, causes of actions, fees or claims of any type due to termination of this Coinsurance Agreement.

                                   ARTICLE 11

                              APPROVALS BY PARTIES

     11.1 APPROVAL OF PROCEEDINGS. All proceedings to be taken and all documents to be executed and delivered by either party in connection with the consummation of the financial transactions contemplated hereby shall be reasonably satisfactory in form and substance to World and its counsel. All proceedings to be taken and all documents to be executed and delivered by all parties at the closing shall be deemed to have been taken and executed simultaneously and no proceeding shall be deemed taken nor any documents executed or delivered until all have been taken, executed and delivered. At the closing, each party shall deliver to the other party any payments contemplated and agreed to and described in this Agreement.

     11.2 SAVERS ANNUAL STATEMENT. Within ninety (90) days following the Closing Date, Savers shall have delivered to World a copy of Savers's NAIC Statutory Annual Statements for the year ended December 31, 1997. World agrees that the delivery thereof by Savers to World shall constitute Savers's representation and warranty that such Annual Statements (i) have been prepared in accordance with statutory accounting principles applied on a consistent basis during the periods reflected therein, (ii) are in accordance with the books and records of Savers, and (iii) fairly present the income, assets and liabilities of Savers as at and for the year ended December 31, 1997.

     11.3 WORLD ANNUAL STATEMENT. Within ninety (90) days following the Closing Date, World shall have delivered to Savers World's NAIC Statutory Annual Statement for the year ended December 31, 1997. Savers

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

agrees that the delivery thereof by World to Savers shall constitute World's representation and warranty that such Annual Statements (i) have been prepared in accordance with statutory accounting principles applied on a consistent basis during the periods reflected therein, (ii) are in accordance with the books and records of World, and (iii) fairly present the income, assets and liabilities of World as at and for the year ended December 31, 1997.

     11.4 OTHER AGREEMENTS. The Ceding Company represents that there are no contracts and agreements to which Savers is a party and which have a material effect on the Coinsured Policies, except: National Health Services (pre-certification and utilization review), Managed Care USA (preferred provider organization), PMSC (policy administration system), PCS (prescription drug card administration), and Medicode (outpatient U&C claims edit).

                                   ARTICLE 12

                              REGULATORY APPROVALS

     12.1 COMPLIANCE. The parties hereto agree to comply with all laws, regulations or directions of insurance departments of their domiciled states with regard to the content, description, timing or other such requirements with regard to the notification to policyholders, the Coinsurance Agreement and all service requirements to policyholders.

     12.2 REGULATORY APPROVALS. If applicable, the Ceding Company shall obtain any necessary regulatory approval of this 100% coinsurance transaction and the Coinsurance Agreement from the State of North Carolina, and World shall obtain any necessary regulatory approval of this Coinsurance Agreement from the State of Nebraska. The parties agree that where formal approval is required by any other state insurance regulatory agency, this Coinsurance Agreement shall not be effective as to any and all Coinsured Policies in effect in such state until such approval is obtained.

     12.3 EFFECT OF NON-CONSENT OR NON-APPROVAL. In the event that a state insurance regulatory agency disapproves this Coinsurance Agreement, then the Ceding Company requests and World agrees that World will administer such policies until such time as approval is obtained, but not longer than December 31, 1998.

                                   ARTICLE 13

                                CONFIDENTIALITY

     13.1 INFORMATION AFFECTED. The Ceding Company and World acknowledge that they possess or will have access to confidential and proprietary information concerning the manner in which the parties conduct their business, which information is not readily available to the public, and acknowledge that the parties have taken reasonable action to ensure such information is not disclosed to the public. The parties agree that they will not at any time (during the term hereof or thereafter) disclose to any person, corporation, partnership or other entity whatsoever (except to one another and their affiliates and the officers, directors, employees, and outside counsel of both parties and their affiliates, and except as required by subpoena), directly or indirectly, any confidential information or trade secrets relating to the business affairs of the parties, including the identity of and/or the compensation arrangements with, any agents, affiliates and subsidiaries of the parties so long as such information remains confidential as required by applicable federal or state privacy laws.

                                   ARTICLE 14

                            RELATIONSHIP OF PARTIES

     14.1 NO EMPLOYMENT RELATIONSHIP. The relationships between the parties hereto shall be that of independent contractors. Nothing herein shall be construed to create the relationship of employer and employee between World, the Ceding Company or any of their respective agents or home office employees.

                                   ARTICLE 15

                                NON-REPLACEMENT

     15.1 TERM. The Ceding Company agrees for five (5) years following the Effective Date of this Coinsurance Agreement that there will be no effort by the Ceding Company to replace the Coinsured Policies. To the extent reasonably possible the Ceding Company further agrees that it will discourage its agents and brokers from replacing the Coinsured Policies.

                                   ARTICLE 16

                                INDEMNIFICATION

     16.1 BY CEDING COMPANY. Any indemnification rights of the Ceding Company herein shall be subject to and in addition to the provisions of Article 4, Liability, herein. The Ceding Company shall indemnify, defend and hold harmless World and its affiliates and their directors, officers, employees and agents from and against any and all claims (exclusive of any contractual benefits under any Coinsured Policy), demands, actions, proceedings, damages, including punitive, consequential or extra-contractual damages, losses, costs or expenses, including reasonable attorneys' fees, relating thereto or otherwise arising out of any act, error or omission resulting from the negligence, deceptive trade practices, intentional misconduct or willful wrongdoing of Savers, its directors, officers, agents or employees arising out of any of their performance under this Coinsurance Agreement or in their administration of the Coinsured Policies. The foregoing indemnification and hold harmless clause applies to any liabilities, losses, fines, penalties, damages, costs and expenses, including reasonable attorneys' fees, incurred by World resulting from Savers's failure to administer the Coinsured Policies in compliance with Article 4 and Article 12 herein or as a result of any of the Coinsured Policies being found to be not in compliance with a law or regulation prior to the Effective Date or prior to the actual transfer of the administration of the Coinsured Policies from Savers to World.

     16.2 BY WORLD. World shall indemnify, defend and hold harmless Savers and its affiliates and their directors, officers, employees and agents from and against any and all claims, demands, actions, proceedings, damages, including punitive, consequential or extra-contractual damages, losses, costs or expenses, including reasonable attorneys' fees, relating thereto or otherwise arising out of any act, error or omission resulting from the negligence, deceptive trade practices, intentional misconduct or willful wrongdoing of World, its directors, officers, agents or employees or arising out of their performance under this Coinsurance Agreement. The foregoing indemnification and hold harmless clause applies to any liabilities, losses, fines, penalties, damages, costs and expenses, including reasonable attorneys' fees, incurred by Savers resulting from World's administration of the Coinsured Policies subsequent to the actual transfer of the administration of the Coinsured Policies from Savers to World.

                                   ARTICLE 17

                                OTHER PROVISIONS

     17.1 PARAGRAPH HEADINGS. The headings of the provisions of this Coinsurance Agreement are for reference purposes and have no legal force or effect.

     17.2 ENTIRE AGREEMENT. This Coinsurance Agreement embodies the entire agreement between the parties. No modification, variation, amendment or change will be binding on either party unless reduced to writing and signed by a duly authorized officer of each of the parties.

     This Coinsurance Agreement was made between the parties based upon the attached Letter of Intent dated April 18, 1997, and addendum thereto dated May 30, 1997.

     17.3 GOVERNING LAW. This Coinsurance Agreement shall be construed and interpreted according to the laws of the State of Nebraska.

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

     17.4 OTHER ACTIONS. The Ceding Company and World will use their best efforts to cause the reinsurance contemplated under this Coinsurance Agreement to be consummated and approved by all necessary regulatory bodies, and to do such further acts, matters and deeds, and execute any and all additional instruments and agreements that may be mutually agreed as necessary or reasonably required in order to carry this Coinsurance Agreement into full effect.

     17.5 NOTICES. Until otherwise notified, all formal notices, requests, demands, and other communications between the parties shall be directed to the parties at their respective addresses as follows:

                      "SAVERS"                                                     "WORLD"
                   CEDING COMPANY                                            REINSURING COMPANY
                   --------------                                            ------------------
Mr. Jerry Stoltz, President                                 Mr. George Gehringer
Savers Life Insurance Company                               Vice President, Special Projects
8064 North Point Blvd.                                      World Insurance Company
Winston-Salem, NC 27106                                     11808 Grant Street
                                                            Omaha, NE 68164

                      Copy to:                                                    Copy to:
                      --------                                                    --------
Mr. Zeb E. Barnhardt, Jr.                                   Mr. Philip M. Bowen
Womble, Carlyle, Sandridge & Rice                           Vice President & General Counsel
Attorneys at Law                                            World Insurance Company
200 West Second Street                                      11808 Grant Street
Winston-Salem, NC 27102                                     Omaha, NE 68164

     17.6 ASSIGNMENT. This Coinsurance Agreement is not assignable by either party without prior written consent of the other party, and the prior approval of any state insurance department, where required. Such consent shall not be unreasonably withheld by the parties hereto.

     17.7 WAIVER. Failure of the Ceding Company or World to enforce any of its rights or remedies under this Coinsurance Agreement shall not constitute a waiver of such rights or remedies exercisable hereunder.

     17.8 SEVERABILITY. If any provision of this Coinsurance Agreement should be determined to be invalid or otherwise unenforceable under law, the remainder of this Coinsurance Agreement shall not be affected thereby.

     17.9 AGREEMENT BINDING. This Coinsurance Agreement is binding upon the parties hereto, their respective representatives, successors and assigns.

     17.10 MULTIPLE COPIES. This Coinsurance Agreement may be executed in multiple copies and each shall have the same force and effect of the original.

     IN WITNESS WHEREOF, this Coinsurance Agreement has been duly executed.

                                CEDING COMPANY:
                         SAVERS LIFE INSURANCE COMPANY

By:                             /s/ JERRY STOLTZ

    -----------------------------------------------------

    Title:                               President

                                 -----------------------------------------------
    Date:                              May 30, 1997

                                  ----------------------------------------------
                              REINSURING COMPANY:
                            WORLD INSURANCE COMPANY

By:                          /s/ GEORGE A. GEHRINGER

    -----------------------------------------------------

    Title:                    Vice President, Special Projects

                                 -----------------------------------------------
    Date:                              May 30, 1997

                                  ----------------------------------------------

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

                                                                     EXHIBIT "A"

                          COINSURANCE (100%) AGREEMENT

                                    BETWEEN

                   WORLD INSURANCE COMPANY OF OMAHA, NEBRASKA

                              (REINSURING COMPANY)

                                      AND

         SAVERS LIFE INSURANCE COMPANY OF WINSTON-SALEM, NORTH CAROLINA

                                (CEDING COMPANY)

     This Exhibit A is attached to and made a part of the Coinsurance Agreement by and between Savers Life Insurance Company of Winston-Salem, North Carolina, and World Insurance Company of Omaha, Nebraska.

     The following individual health and accident policies constitute the Coinsured Policies of this Coinsurance Agreement:

          "Article 2, Coinsured Policies, 2.1 Description of Coinsured
     Policies."

          Major Medical policies of Savers to include the following plans: MM92, MM93, MM94, MM95 and MM96.

                                                                     EXHIBIT "B"

                             COINSURANCE AGREEMENT

                                    BETWEEN

                   WORLD INSURANCE COMPANY OF OMAHA, NEBRASKA

                              (REINSURING COMPANY)

                                      AND

         SAVERS LIFE INSURANCE COMPANY OF WINSTON-SALEM, NORTH CAROLINA

                                (CEDING COMPANY)

     This Exhibit B is attached to and made a part of the Coinsurance Agreement by and between Savers Life Insurance Company of Winston-Salem, North Carolina, and World Insurance Company of Omaha, Nebraska.

     The responsibility of Savers for costs and expenses of litigation and regulatory proceedings relating to the Coinsured Policies being transferred by Savers, as more particularly set forth in "Article 4, Liability" of the Coinsurance Agreement, are identified below as follows:

     As of June 21, 1997, there is one (1) lawsuits on the Coinsured Policies. There are seven (7) policies currently under litigation on the Coinsured Policies/Forms listed on Exhibit A that will not be in force as of the Effective Date and will be Savers responsibility.

     Regarding the Jeffrey Harrold case, claims will be paid according to the contract. The expected liability on a yearly basis is $10,000.00. Any additional liability up to to Savers current reinsurance retention amount ($100,000.00) will be the responsibility of Savers.

                               CLOSING AGREEMENT

                                       TO

                             COINSURANCE AGREEMENT

                                 BY AND BETWEEN

                SAVERS LIFE INSURANCE COMPANY ("CEDING COMPANY")

                                      AND

                 WORLD INSURANCE COMPANY ("REINSURING COMPANY")

                         DATED AS OF SEPTEMBER 1, 1997

     With the execution of this Closing Agreement, without waiving any rights the parties respectively may have in the event there has been a breach of any representation and/or warrant given by either or both parties under the Coinsurance Agreement, the parties hereby agree that the following items have been completed by the applicable party as required by the Coinsurance Agreement:

          1. The Coinsurance Agreement has been properly executed by the parties.

          2. All conditions precedent set forth in the Coinsurance Agreement have been met.

     In Witness Hereof, the parties hereto execute the same effective the 1st day of September, 1997.

CEDING COMPANY:

                         SAVERS LIFE INSURANCE COMPANY

By:

    -----------------------------------------------------

    Its

                               -------------------------------------------------

    Dated

                                  ----------------------------------------------
REINSURING COMPANY:

                            WORLD INSURANCE COMPANY

By:

    -----------------------------------------------------

    Its Vice President, Special Projects

                               -------------------------------------------------

    Dated

                                  ----------------------------------------------